Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Midera Food Processing, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 14th day of July, 2026.

GARDEN INVESTMENT MANAGEMENT, L.P.

By:	/s/ Brian Jacoby
	Name:	Brian Jacoby
	Title:	Attorney-in-fact for Edward P. Garden

GI SPV I L.P.

By:	/s/ Brian Jacoby
	Name:	Brian Jacoby
	Title:	Attorney-in-fact for Edward P. Garden

GI SPV I GP LLC

By:	/s/ Brian Jacoby
	Name:	Brian Jacoby
	Title:	Attorney-in-fact for Edward P. Garden

GARDEN INVESTMENT MANAGEMENT GP, LLC

By:	/s/ Brian Jacoby
	Name:	Brian Jacoby
	Title:	Attorney-in-fact for Edward P. Garden

/s/ Brian Jacoby
Brian Jacoby
Attorney-in-fact for Edward P. Garden